Exhibit 1.1

                                                                  EXECUTION COPY
                                                                  --------------







                        NOVASTAR MORTGAGE FUNDING TRUST,
                                  SERIES 2000-1




                            ASSET BACKED CERTIFICATES



                                  SERIES 2000-1



                             UNDERWRITING AGREEMENT

                             UNDERWRITING AGREEMENT






First Union Securities, Inc.
301 South College Street
Charlotte, North Carolina 28202-6001

March __, 2000

Dear Sirs:

                  Residential Asset Funding Corporation (the "Depositor") proposes, subject to the terms and conditions stated herein and in the attached Underwriting Agreement Standard Provisions, dated March __, 2000 (the "Standard Provisions"), between the Depositor and First Union Securities, Inc. ("First Union") to issue and sell to you (the "Underwriter") the securities specified in
Schedule I hereto (the "Offered Securities") in the amounts set forth in
Schedule I hereto. The Depositor agrees that each of the provisions of the Standard Provisions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Underwriting Agreement. Each reference to the "Representative" herein and in the provisions of the Standard Provisions so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Standard Provisions are used herein as therein defined. The Prospectus Supplement and the accompanying Prospectus relating to the Offered Securities (together, the "Prospectus") are incorporated by reference herein.


                  Subject to the terms and conditions set forth herein and in the Standard Provisions incorporated herein by reference, the Depositor agrees to cause the Trustee to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Depositor, at the time and place and at the purchase price to the Underwriter and in the manner set forth in Schedule I hereto, the original principal balance of the Offered Securities.


                  [Remainder of Page Intentionally Left Blank]

                  If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Standard Provisions incorporated herein by reference, shall constitute a binding agreement between the Underwriter and the Depositor.





                                           Yours truly,

                                           RESIDENTIAL ASSET FUNDING CORPORATION



                                           By: /s/ Eric Kaplan
                                               Name:
                                               Title: Vice President

Accepted as of the date hereof:


FIRST UNION SECURITIES, INC.



By: /s/ Eric Kaplan
    Name:
    Title: Vice President






                   [Signature Page to Underwriting Agreement]

                                                                      SCHEDULE I

Trust:                              NovaStar Mortgage Funding Trust, Series
                                    2000-1.

Title of Offered Securities:        NovaStar Mortgage Funding Trust, Series
                                    2000-1, Home Equity Loan Asset Backed
                                    Certificates, Series 2000-1, Class A-1,
                                    Class M-1, Class M-2 and Class M-3.

Terms of Offered Securities:        The Offered Securities shall have the terms
                                    set forth in the Prospectus and shall
                                    conform in all material respects to the
                                    descriptions thereof contained therein, and shall be issued pursuant to a Pooling and Servicing Agreement to be dated as of March
                                    1, 2000 among the Trustee, First Union
                                    National Bank, as Certificate Administrator,
                                    The Chase Manhattan Bank, as Trustee and
                                    NovaStar Mortgage, Inc., as servicer.

Purchase Commitment:                First Union Securities, Inc.: $___________

Purchase Price:                     The purchase price for the Offered
                                    Securities shall be [100%] of the aggregate principal balance of the Class A-1
                                    Certificates, Class M-1 Certificates, Class
                                    M-2 Certificates and the Class M-3
                                    Certificates, as of the Closing Date.


Specified funds for payment of      Federal Funds (immediately available funds).
Purchase Price:

Required Ratings:                                           Ratings
                                                            -------

                           Class             Moody's            S&P
                           -----             -------            ---

                           A-1               Aaa                AAA
                           M-1               Aa2                AA
                           M-2               Aa3                A
                           M-3               Baa                BBB

Closing Date:                       On or about March [31], 2000 at 10:00 A.M.
                                    eastern standard time or at such other time as the Depositor and the Underwriter shall agree.

Closing Location:                   Offices of Dewey Ballantine LLP, 1301 Avenue
                                    of the Americas, New York, New York 10019.

Representative:                     First Union Securities, Inc.

Address for Notices, etc.:          First Union Securities, Inc.
                                    One First Union Center
                                    301 South College Street
                                    Charlotte, North Carolina 28202-6001
                                    Attn:  General Counsel

                  STANDARD PROVISIONS TO UNDERWRITING AGREEMENT
                                 March __, 2000


                  From time to time, Residential Asset Funding Corporation, a North Carolina corporation (the "Depositor") may enter into one or more underwriting agreements (each, an "Underwriting Agreement") that provide for the sale of designated securities to the several underwriters named therein (such underwriters constituting the "Underwriter" with respect to such Underwriting Agreement and the securities specified therein). The several underwriters named in an Underwriting Agreement will be represented by one or more representatives as named in such Underwriting Agreement (collectively, the "Representative"). The term "Representative" also refers to a single firm acting as sole Underwriter. The standard provisions set forth herein (the "Standard Provisions") may be incorporated by reference in any Underwriting Agreement. This Agreement shall not be construed as an obligation of the Depositor to sell any securities or as an obligation of any of the Underwriters to purchase such securities. The obligation of the Depositor to sell any securities and the obligation of any of the Underwriters to purchase any of the securities shall be evidenced by the Underwriting Agreement with respect to the securities specified therein. An Underwriting Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of the communications transmitted. The obligations of the Underwriters under this Agreement and each Underwriting Agreement shall be several and not joint. Unless otherwise defined herein, the terms defined in the Underwriting Agreement are used herein as defined in the Prospectus referred to below.

                  SECTION 1. THE OFFERED SECURITIES. The Depositor proposes to cause the Trustee to sell, pursuant to the Underwriting Agreement to the Underwriter or Underwriters named therein, asset backed certificates (the "Offered Securities") representing undivided ownership interests in a pool of mortgage loans (the "Mortgage Loans") and certain related property. The Offered Securities will be issued pursuant to a pooling and servicing agreement (the "Pooling and Servicing Agreement") dated as of March 1, 2000 among the Trustee, First Union National Bank, as Certificate administrator (the "Certificate Administrator") and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee") and NovaStar Mortgage, Inc., as servicer (the "Servicer"). The underlying loans were originated or acquired by NovaStar Mortgage, Inc. ("NMI", in its capacity as seller, the "Seller", and in its capacity as servicer, the "Servicer"). The Seller has conveyed its interest in the Mortgage Loans to NovaStar Mortgage Funding Corporation III, a special purpose corporation and a wholly-owned subsidiary of the Seller (the "Transferor"). The Transferor, in turn, will convey the Mortgage Loans to the Depositor pursuant to a purchase agreement (the "Purchase Agreement") which will in turn convey the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement. The Mortgage Loans are to be serviced pursuant to the Pooling and Servicing Agreement.


                  The Depositor has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 333-81721), including a prospectus relating to the Offered Securities under the Securities Act of 1933, as amended (the "1933 Act"). The term "Registration Statement" means such registration statement as amended to the date of the Underwriting Agreement. The term "Base Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Base Prospectus together with the prospectus supplement specifically relating to the Offered Securities, as first filed with the Commission pursuant to Rule 424.

                  SECTION 2. OFFERING BY THE UNDERWRITER. Upon the execution of the Underwriting Agreement with respect to any Offered Securities and the authorization by the Representative of the release of such Offered Securities, the several Underwriters propose to offer for sale to the public the Offered Securities at the prices and upon the terms set forth in the Prospectus.

                  SECTION 3. PURCHASE, SALE AND DELIVERY OF THE OFFERED SECURITIES. Unless otherwise specified in the Underwriting Agreement, payment for the Offered Securities shall be made by wire transfer of immediately available funds to or at the direction of the Depositor at the time and place set forth in the Underwriting Agreement, upon delivery to the Representative for the respective accounts of the several Underwriters of the Offered Securities registered in definitive form and in such names and in such denominations as the Representative shall request in writing not less than five full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the "Closing Date."

                  SECTION 4. CONDITIONS OF THE UNDERWRITER' OBLIGATIONS. The respective obligations of the several Underwriters pursuant to the Underwriting Agreement shall be subject, in the discretion of the Representative, to the accuracy in all material respects of the representations and warranties of the Depositor contained herein as of the date of the Underwriting Agreement and as of the Closing Date as if made on and as of the Closing Date, to the accuracy in all material respects of the statements of the officers of the Depositor and NMI made in any certificates delivered pursuant to the provisions hereof and of the Underwriting Agreement, to the performance by the Depositor of its covenants and agreements contained herein and to the following additional conditions precedent:

                  (a) All actions required to be taken and all filings required to be made by or on behalf of the Depositor under the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act") prior to the sale of the Offered Securities shall have been duly taken or made;

                  (b) (i) No stop order suspending the effectiveness of the Registration Statement shall be in effect; (ii) no proceedings for such purpose shall be pending before or threatened by the Commission, or by any authority administering any state securities or "Blue Sky" laws; (iii) any requests for additional information on the part of the Commission shall have been complied with to the Representative's reasonable satisfaction; (iv) since the respective dates as of which information is given in the Registration Statement and the Prospectus except as otherwise stated therein, there shall have been no material adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Depositor; (v) there are no material actions, suits or proceedings pending before any court or governmental agency, authority or body or threatened, affecting the Depositor or the transactions contemplated by the Underwriting Agreement; (vi) the Depositor is not in violation of its charter or its by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties may be bound, which violations or defaults separately or in the aggregate would have a material adverse effect on the Depositor; and (vii) the Representative shall have received, on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Depositor, to the foregoing effect;

                  (c) Subsequent to the execution of the Underwriting Agreement, there shall not have occurred any of the following: (i) if at or prior to the Closing Date, trading in securities on the New York Stock Exchange shall have been suspended or any material limitation in trading in securities generally shall have been established on such exchange; (ii) if at or prior to the Closing Date, there shall have been an outbreak or escalation of hostilities between the United States and any foreign power, or of any other insurrection or armed conflict involving the United States which results in the declaration of a national emergency or war, and, in the reasonable opinion of the Representative, makes it impracticable or inadvisable to offer or sell the Offered Securities; or (iii) if at or prior to the Closing Date, a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities;

                  (d) The Representative shall not have discovered and disclosed to the Depositor on or prior to the Closing Date that the Registration Statement or the Prospectus or any amendment or supplement thereto contains an untrue statement of a fact or omits to state a fact which, in the opinion of Dewey Ballantine LLP, counsel for the Representative, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

                  (e) All corporate proceedings and other legal matters relating to the authorization, form and validity of the Pooling and Servicing Agreement, the Purchase Agreement, the Certificates, the Registration Statement and the Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be satisfactory in all respects to the Representative and its counsel, and the Depositor shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

                  (f) The Representative shall have received, on the Closing Date, a copy of the letter from each nationally recognized statistical rating organization (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the 1933 Act) that rated the Offered Securities confirming that, unless otherwise specified in the Underwriting Agreement, the Offered Securities have been rated in the highest rating categories by each such organization and that each such rating has not been rescinded since the date of the applicable letter;

                  (g) The Representative shall have received, on the Closing Date, an opinion of Dewey Ballantine LLP, special counsel for the Depositor, dated the Closing Date, in form and substance satisfactory to the Representative and containing opinions substantially to the effect set forth in Exhibit A hereto;

                  (h) The Representative shall have received, on the Closing Date, an opinion of Stinson, Mag & Fizzell, P.C., counsel for NMI and the Transferor, dated the Closing Date, in form and substance reasonably satisfactory to the Representative and counsel for the Underwriter;

                  (i) The Representative shall have received, on the Closing Date, an opinion of counsel for the Trustee, dated the Closing Date, in form and substance satisfactory to the

Representative and counsel for the Underwriter and containing opinions substantially to the effect set forth in Exhibit B hereto;

                  (j) The Representative shall have received, on the Closing Date, an opinion of counsel for the Trust Administrator, dated the Closing Date, in form and substance satisfactory to the Representative and counsel for the Underwriter and containing opinions substantially to the effect set forth in Exhibit B hereto;

                  (k) The Representative shall have received, on the Closing Date, an opinion of Dewey Ballantine LLP, counsel for the Underwriter, dated the Closing Date, with respect to the incorporation of the Depositor, the validity of the Offered Securities, the Registration Statement, the Prospectus and other related matters as the Underwriter may reasonably require, and the Depositor shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

                  (l) The Representative shall have received, on the Closing Date, such other opinions of counsel in form and substance satisfactory to the Representative and counsel to the Underwriter as the Representative shall request;

                  (m) The Representative shall have received, on or prior to the date of first use of the Prospectus Supplement relating to the Offered Securities, and on the Closing Date if requested by the Representative, letters of independent accountants of the Depositor in the form and reflecting the performance of the procedures previously requested by the Representative;

                  (n) The Representative shall have received, on the Closing Date, a copy of the indemnification side letter agreement (the "Indemnification Side Letter") duly executed by the Depositor, the Seller and NovaStar Financial, Inc., a Maryland corporation ("NFI") at or prior to the Closing Date;

                  (o) The Depositor shall have furnished or caused to be furnished to the Representative on the Closing Date a certificate of an executive officer of the Depositor satisfactory to the Representative as to the accuracy of the representations and warranties of the Depositor herein at and as of such Closing Date as if made as of such date, as to the performance by the Depositor of all of its obligations hereunder to be performed at or prior to such Closing Date, and as to such other matters as the Representative may reasonably request;

                  (p) NMI shall have furnished or caused to be furnished to the Representative on the Closing Date a certificate of officers of NMI in form and substance reasonably satisfactory to the Representative;

                  (q) The Representative shall have been furnished such further information, certificates, documents and opinions as the Representative may reasonably request.

                  SECTION 5. COVENANTS OF THE DEPOSITOR. In further consideration of the agreements of the Underwriter contained in the Underwriting Agreement, the Depositor covenants as follows:

                  (a) To furnish the Representative, without charge, copies of the Registration Statement and any amendments thereto including exhibits and as many copies of the Prospectus and any supplements and amendments thereto as the Representative may from time to time reasonably request.

                  (b) Immediately following the execution of the Underwriting Agreement, the Depositor will prepare a prospectus supplement setting forth the principal amount, notional amount or stated amount, as applicable, of Offered Securities covered thereby, the price at which the Offered Securities are to be purchased by the Underwriter from the Depositor, either the initial public offering price or prices or the method by which the price or prices at which the Offered Securities are to be sold will be determined, the selling concessions and reallowances, if any, any delayed delivery arrangements, and such other information as the Representative and the Depositor deem appropriate in connection with the offering of the Offered Securities, but the Depositor will not file any amendment to the Registration Statement or any supplement to the Prospectus of which the Representative shall not previously have been advised and furnished with a copy a reasonable time prior to the proposed filing or to which the Representative shall have reasonably objected. The Depositor will use its best efforts to cause any amendment to the Registration Statement to become effective as promptly as possible. During the time when a Prospectus is required to be delivered under the 1933 Act, the Depositor will comply so far as it is able with all requirements imposed upon it by the 1933 Act and the rules and regulations thereunder to the extent necessary to permit the continuance of sales or of dealings in the Offered Securities in accordance with the provisions hereof and of the Prospectus, and the Depositor will prepare and file with the Commission, promptly upon request by the Representative, any amendments to the Registration Statement or supplements to the Prospectus which may be necessary or advisable in connection with the distribution of the Offered Securities by the Underwriter, and will use its best efforts to cause the same to become effective as promptly as possible. The Depositor will advise the Representative, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any amended Registration Statement has become effective or any supplement to the Prospectus or any amended Prospectus has been filed. The Depositor will advise the Representative, promptly after it receives notice or obtains knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus, or the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose, or of any request made by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information, and the Depositor will use its best efforts to prevent the issuance of any such stop order or any order suspending any such qualification, and if any such order is issued, to obtain the lifting thereof as promptly as possible.

                  (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary for any other reason to amend or supplement the Prospectus to comply with the 1933 Act, to promptly notify the Representative thereof and upon their request to prepare and file with the Commission, at the Depositor's own expense, an amendment or supplement which will correct such statement or omission or any amendment which will effect such compliance.

                  (d) During the period when a prospectus is required by law to be delivered in connection with the sale of the Offered Securities pursuant to the Underwriting Agreement, the Depositor will file, on a timely and complete basis, all documents that are required to be filed by the Depositor with the Commission pursuant to Sections 13, 14, or 15(d) of the 1934 Act.

                  (e) To qualify the Offered Securities for offer and sale under the securities or "Blue Sky" laws of such jurisdictions as the Representative shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification of the eligibility of the Offered Securities for investment under the laws of such jurisdictions as the Representative may designate provided that in connection therewith the Depositor shall not be required to qualify to do business or to file a general consent to service of process in any jurisdiction.

                  (f) To make generally available to the Depositor's security holders, as soon as practicable, but in any event not later than eighteen months after the date on which the filing of the Prospectus, as amended or supplemented, pursuant to Rule 424 under the 1933 Act first occurs, an earnings statement of the Depositor covering a twelve-month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of
Section 11(a) of the 1933 Act and the applicable rules and regulations of the Commission thereunder (including, at the option of the Depositor, Rule 158).

                  (g) For so long as any of the Offered Securities remain outstanding, to furnish to the Representative upon request in writing copies of such financial statements and other periodic and special reports as the Depositor may from time to time distribute generally to its creditors or the holders of the Offered Securities and to furnish to the Representative copies of each annual or other report the Depositor shall be required to file with the Commission.

                  (h) For so long as any of the Offered Securities remain outstanding, the Depositor will, or will cause the Servicer to, furnish to the Representative, as soon as available, a copy of (i) the annual statement of compliance delivered by the Servicer to the Trustee under the Pooling and Servicing Agreement, (ii) the annual independent public accountants' servicing report furnished to the Trustee pursuant to the Pooling and Servicing Agreement,
(iii) each report regarding the Offered Securities mailed to the holders thereof, and (iv) from time to time, such other information concerning such securities as the Representative may reasonably request.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor represents and warrants to, and agrees with, each Underwriter, as of the date of the Underwriting Agreement, as follows:

                  (a) The Registration Statement including a prospectus relating to the mortgage backed securities and the offering thereof from time to time in accordance with Rule 415 under the 1933 Act has been filed with the Commission and such Registration Statement, as amended to the date of the Underwriting Agreement, has become effective. No stop order suspending the effectiveness of such Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission. A prospectus supplement specifically relating to the Offered Securities will be filed with the Commission pursuant to Rule 424 under the 1933 Act; provided, however, that a supplement to the Prospectus prepared pursuant to Section 5(b) hereof shall be deemed to have supplemented the Base Prospectus only with respect to the Offered Securities to which it relates. The conditions to the use of a registration statement on Form S-3 under the 1933 Act, as set forth in the General Instructions on Form S-3, and the conditions of Rule 415 under the 1933 Act, have been satisfied with respect to the Depositor and the Registration Statement. There are no contracts or documents of the Depositor that are required to be filed as exhibits to the Registration Statement pursuant to the 1933 Act or the rules and regulations thereunder that have not been so filed.

                  (b) On the effective date of the Registration Statement, the Registration Statement and the Base Prospectus conformed in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; on the date of the Underwriting Agreement and as of the Closing Date, the Registration Statement and the Prospectus conform, and as amended or supplemented, if applicable, will conform in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder, and on the date of the Underwriting Agreement and as of the Closing Date, neither of such documents, any Computational Materials nor any ABS Term Sheets includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and neither of such documents as amended or supplemented, if applicable, will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing does not apply to statements or omissions in any of such documents based upon written information furnished to the Depositor by any Underwriter specifically for use therein. "Computational Materials" shall mean those materials delivered within the meaning of the no-action letter dated May 20, 1994 issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co., Incorporated, and Kidder Structured Asset Corporation and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association for which the filing of such material is a condition of the relief granted in such letters. "ABS Term Sheet" shall mean those materials delivered in the form of "Structural Term Sheets" or "Collateral Term Sheets," in each case within the meaning of the no-action letter dated February 13, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association for which the filing of such material is a condition of the relief granted in such letter.

                  (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change in the condition, financial or otherwise, earnings, affairs, regulatory situation or business prospects of the Depositor, whether or not arising in the ordinary course of the business of the Depositor.

                  (d) The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of North Carolina.

                  (e) The Depositor has all requisite power and authority (corporate and other) and all requisite authorizations, approvals, orders, licenses, certificates and permits of and from all government or regulatory officials and bodies to own its properties, to conduct its business as described in the Registration Statement and the Prospectus and to execute, deliver and perform this Agreement, the Pooling and Servicing Agreement, dated March __, 2000, the Purchase Agreement, dated as of March 1, 2000, between the Depositor and the Trustee (the "Purchase Agreement"), and the Indemnification Side Letter, except such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution by the Underwriter of the Offered Securities; all such authorizations, approvals, orders, licenses, and certificates are in full force and effect; and, except as set forth or contemplated in the Registration Statement or the Prospectus, there are no legal or governmental proceedings pending or, to the best knowledge of the Depositor, threatened that would result in a material modification, suspension or revocation thereof.

                  (f) The Offered Securities have been duly authorized, and when the Offered Securities are issued and delivered pursuant to the Underwriting Agreement, the Offered Securities will have been duly executed, issued and delivered and will be entitled to the benefits provided by the Pooling and Servicing Agreement, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity (regardless of whether the entitlement to such benefits is considered in a proceeding in equity or at law), and will conform in substance to the description thereof contained in the Registration Statement and the Prospectus, and will in all material respects be in the form contemplated by the Indenture.

                  (g) The execution and delivery by the Depositor of this Agreement, the Underwriting Agreement, the Pooling and Servicing Agreement, the Purchase Agreement, and the Indemnification Side Letter (collectively, the "Depositor Agreements") are within the corporate power of the Depositor and neither the execution and delivery by the Depositor of the Depositor Agreements, nor the consummation by the Depositor of the transactions therein contemplated, nor the compliance by the Depositor with the provisions thereof, will conflict with or result in a breach of, or constitute a default under, the charter or the by-laws of the Depositor or any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, or any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or will result in the creation or imposition of a lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, except such as have been obtained under the 1933 Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Offered Securities by the Underwriter.

                  (h) The Underwriting Agreement has been, and at the Closing Date the Pooling and Servicing Agreement, the Purchase Agreement, and the Indemnification Side Letter will have been, duly authorized, executed and delivered by the Depositor.

                  (i) At the Closing Date, each of the Depositor Agreements will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor, in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether the enforcement of such remedies is considered in a proceeding in equity or at law).

                  (j) No filing or registration with, notice to, or consent, approval, non-disapproval, authorization or order or other action of, any court or governmental authority or agency is required for the consummation by the Depositor of the transactions contemplated by the Depositor Agreements, except such as have been obtained and except such as may be required under the 1933 Act, the rules and regulations thereunder, or state securities or "Blue Sky" laws, in connection with the purchase and distribution of the Offered Securities by the Underwriter.

                  (k) The Depositor owns or possesses or has obtained all material governmental licenses, permits, consents, orders, approvals and other authorizations necessary to lease, own or license, as the case may be, and to operate, its properties and to carry on its business as presently conducted and has received no notice of proceedings relating to the revocation of any such license, permit, consent, order or approval, which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially adversely affect the conduct of the business, results of operations, net worth or condition (financial or otherwise) of the Depositor.

                  (l) Other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending to which the Depositor is a party or of which any property of the Depositor is the subject which, if determined adversely to the Depositor would individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, affairs, or business or business prospects of the Depositor and, to the best of the Depositor's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (m) Each of the Offered Securities will, when issued, be a "mortgage related security" as such term is defined in Section 3(a)(41) of the 1934 Act.

                  (n) The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the Depositor is not required to be registered under the Investment Company Act of 1940, as amended.

                  (o) Any taxes, fees and other governmental charges in connection with the execution and delivery of the Depositor Agreements, and issuance of the Offered Securities have been or will be paid at or prior to the Closing Date.

                  SECTION 7. INDEMNIFICATION AND CONTRIBUTION. The Depositor agrees to indemnify and hold harmless each Underwriter (including First Union Securities, Inc., acting in its capacity as Representative and as one of the Underwriters), and each person, if any, who controls any Underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any Computational Materials, any ABS Term Sheets, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with (1) written information furnished to the Depositor by any Underwriter through the Representative specifically for use therein or
(2) information regarding NovaStar Mortgage, Inc., or the Mortgage Loans, except to the extent that the Depositor has been indemnified by NovaStar Mortgage, Inc.. This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

                  (a) Each Underwriter will indemnify and hold harmless the Depositor, each of the Depositor's directors, each of the Depositor's officers who signed the Registration Statement and each person, if any, who controls the Depositor, within the meaning of the 1933 Act, against any losses, claims, damages or liabilities to which the Depositor, or any such director, officer or controlling person may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, any Computational Materials, any ABS Term Sheets or any amendment or supplement thereto, or any other prospectus relating to the Offered Securities, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statements or alleged untrue statements or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor by any Underwriter through the Representative specifically for use therein; and each Underwriter will reimburse any legal or other expenses reasonably incurred by the Depositor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have. The Depositor acknowledges that the statements set forth under the caption "Underwriting" in the Prospectus Supplement constitute the only information furnished to the Depositor by or on behalf of any Underwriter for use in the Registration Statement, the Prospectus, and each of the several Underwriters represents and warrants that such statements are correct as to it.

                  (b) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in the preceding parts of this Section 7 is for any reason held to be unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof); provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by the Depositor on the one hand, and the Underwriter on the other, from the offering of the Offered

Securities (taking into account the portion of the proceeds of the offering realized by each), the Depositor's and the Underwriter's relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate in the circumstances. The Depositor and the Underwriter agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriter were treated as one entity for such purpose). No Underwriter or person controlling such Underwriter shall be obligated to make contribution hereunder which in the aggregate exceeds the total underwriting fee of the Offered Securities purchased by such Underwriter under the Underwriting Agreement, less the aggregate amount of any damages which such Underwriter and its controlling persons have otherwise been required to pay in respect of the same or any substantially similar claim. The Underwriter's obligation to contribute hereunder are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as such Underwriter, and each director of the Depositor, each officer of the Depositor who signed the Registration Statement, and each person, if any, who controls the Depositor within the meaning of Section 15 of the 1933 Act, shall have the same rights to contribution as the Depositor.

                  SECTION 8. SURVIVAL OF CERTAIN REPRESENTATIONS AND OBLIGATIONS. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Depositor, its officers and the several Underwriters set forth in, or made pursuant to, the Underwriting Agreement shall remain in full force and effect, regardless of any investigation, or statement as to the result thereof, made by or on behalf of any Underwriter, the Depositor, or any of the officers or directors or any controlling person of any of the foregoing, and shall survive the delivery of and payment for the Offered Securities.

                  SECTION 9. TERMINATION. The Underwriting Agreement may be terminated by the Depositor by notice to the Representative in the event that a stop order suspending the effectiveness of the Registration Statement shall have been issued or proceedings for that purpose shall have been instituted or threatened.

                  (a) The Underwriting Agreement may be terminated by the Representative by notice to the Depositor in the event that the Depositor shall have failed, refused or been unable to perform all obligations and satisfy all conditions to be performed or satisfied hereunder by the Depositor at or prior to the Closing Date.

                  (b) Termination of the Underwriting Agreement pursuant to this
Section 9 shall be without liability of any party to any other party other than as provided in Sections 7 and 11 hereof.

                  SECTION 10. DEFAULT OF UNDERWRITER. If any Underwriter or Underwriter defaults or default in their obligation to purchase Offered Securities which it or they have agreed to purchase under the Underwriting Agreement and the aggregate principal amount of the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate principal amount, notional amount or stated amount, as applicable, of the Offered Securities to be sold under the Underwriting Agreement, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments under the Underwriting Agreement to purchase the Offered Securities which such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so defaults or default and the aggregate principal amount of the Offered Securities with respect to which such default or defaults occurs or occur is more than ten percent of the aggregate principal amount, notional amount or stated amount, as applicable, of Offered Securities to be sold under the Underwriting Agreement, as the case may be, and arrangements satisfactory to the Representative and the Depositor for the purchase of such Offered Securities by other persons (who may include one or more of the non-defaulting Underwriters including the Representative) are not made within 36 hours after any such default, the Underwriting Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Depositor except for the expenses to be paid or reimbursed by the Depositor pursuant to Section 11 hereof. As used in the Underwriting Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10. Nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  SECTION 11. EXPENSES. The Depositor agrees with the several Underwriters that:

                  (a) whether or not the transactions contemplated in the Underwriting Agreement are consummated or the Underwriting Agreement is terminated, the Depositor will pay all fees and expenses incident to the performance of its obligations under the Underwriting Agreement, including, but not limited to, (i) the Commission's registration fee, (ii) the expenses of printing and distributing the Underwriting Agreement and any related underwriting documents, the Registration Statement, the Prospectus, any amendments or supplements to the Registration Statement or the Prospectus, and any Blue Sky memorandum or legal investment survey and any supplements thereto,
(iii) fees and expenses of rating agencies, accountants and counsel for the Depositor, (iv) the expenses referred to in Section 5(e) hereof, and (v) all miscellaneous expenses referred to in Item 30 of the Registration Statement;

                  (b) all out-of-pocket expenses, including counsel fees, disbursements and expenses, reasonably incurred by the Underwriter in connection with investigating, preparing to market and marketing the Offered Securities and proposing to purchase and purchasing the Offered Securities under the Underwriting Agreement will be borne and paid by the Depositor if the Underwriting Agreement is terminated by the Depositor pursuant to Section 9(a) hereof or by the Representative on account of the failure, refusal or inability on the part of the Depositor to perform all obligations and satisfy all conditions on the part of the Depositor to be performed or satisfied hereunder; and

                  (c) the Depositor will pay the cost of preparing the certificates for the Offered Securities.


                  Except as otherwise provided in this Section 11, the Underwriters agree to pay all of their expenses in connection with investigating, preparing to market and marketing the Offered Securities and proposing to purchase and purchasing the Offered Securities under the Underwriting Agreement, including the fees and expenses of their counsel and any advertising expenses incurred by them in making offers and sales of the Offered Securities.

                  SECTION 12. NOTICES. All communications under the Underwriting Agreement shall be in writing and, if sent to the Underwriter, shall be mailed, delivered or telegraphed and confirmed to the Representative at the address and to the attention of the person specified in the Underwriting Agreement, and, if sent to the Depositor, shall be mailed, delivered or telegraphed and confirmed to Residential Asset Funding Corporation, One First Union Center, 301 South College Street, Charlotte, North Carolina 28202-6001, Attention: Managing Director - Asset Finance Group; provided, however, that any notice to any Underwriter pursuant to the Underwriting Agreement shall be mailed, delivered or telegraphed and confirmed to such Underwriter at the address furnished by it.

                  SECTION 13. REPRESENTATIVE OF UNDERWRITER. Any Representative identified in the Underwriting Agreement will act for the Underwriters of the Offered Securities and any action taken by the Representative under the Underwriting Agreement will be binding upon all of such Underwriters.

                  SECTION 14. SUCCESSORS. The Underwriting Agreement shall inure to the benefit of and shall be binding upon the several Underwriters and the Depositor and their respective successors and legal representatives, and nothing expressed or mentioned herein or in the Underwriting Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of the Underwriting Agreement, or any provisions herein contained, the Underwriting Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the representations and warranties of the Depositor contained herein or in the Underwriting Agreement shall also be for the benefit of any person or persons who controls or control any Underwriter within the meaning of Section 15 of the 1933 Act, and (ii) the indemnities by the several Underwriters shall also be for the benefit of the directors of the Depositor, the officers of the Depositor who have signed the Registration Statement and any person or persons who control the Depositor within the meaning of Section 15 of the 1933 Act. No purchaser of the Offered Securities from any Underwriter shall be deemed a successor because of such purchase. This Agreement and each Underwriting Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  SECTION 15. TIME OF THE ESSENCE. Time shall be of the essence in each Underwriting Agreement.

                  SECTION 16. GOVERNING LAW. This Agreement and each Underwriting Agreement shall be governed by and construed in accordance with the laws of the State of New York.


                            [Signature Page Follows]

                  If the foregoing is in accordance with your understanding, please sign and return two counterparts hereof.


                                          Yours truly,

                                          RESIDENTIAL ASSET FUNDING CORPORATION



                                          By: /s/ Shanker Merchant
                                             ------------------------
                                              Name:  Shanker Merchant
                                              Title: Senior Vice President




Accepted as of the date hereof:

FIRST UNION SECURITIES, INC.




By: /s/ Carolyn Eskridge
   ------------------------
    Name:
    Title: Senior Vice President





         [Signature Page to Underwriting Agreement Standard Provisions]

                                                                       Exhibit A



                        Opinions of Dewey Ballantine LLP,
                        special counsel for the Depositor
                        ---------------------------------


                  (1) Each of the Depositor Documents constitutes the valid, legal and binding agreement of the Depositor, and is enforceable against the Depositor in accordance with its terms.

                  (2) The Certificates, assuming the due execution by the Trustee and due authentication by the Trustee and payment therefor pursuant to the Underwriting Agreement, are validly issued and outstanding and are entitled to the benefits of the Pooling and Servicing Agreement.

                  (3) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required under federal laws or the laws of the State of New York for the execution, delivery and performance of the Depositor Documents or the offer, issuance, sale or delivery of the Certificates or the consummation of any other transaction contemplated thereby by the Depositor, except such which have been obtained.

                  (4) The Registration Statement and the Prospectus (other than the financial and statistical data included therein, as to which we are not called upon to express any opinion), at the time the Registration Statement became effective, as of the date of execution of the Underwriting Agreement and as of the date hereof comply as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder, and the 1934 Act and the rules and regulations thereunder, and we do not know of any amendment to the Registration Statement required to be filed, or of any contracts, indentures or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus, which has not been filed or described as required.

                  (5) It is not necessary to qualify the Pooling and Servicing Agreement under the Trust Indenture Act of 1939, as amended and the Depositor is not required to be registered under the Investment Company Act of 1940.

                  (6) The statements in the Prospectus Supplement set forth under the caption "Description of the Certificates," to the extent such statements purport to summarize certain provisions of the Certificates or of the Pooling and Servicing Agreement, are fair and accurate in all material respects.

                  (7) Neither the Depositor nor the Trustee is an "investment company" or under the "control" of an "investment company" as such terms are defined in the 1940 Act.

                  (8) For federal income tax purposes, the Certificates will be treated as a "Real Estate Mortgage Investment Conduit."

                  Such counsel shall also have furnished to the Representative a written statement, addressed to the Representative and dated the Closing Date, in form and substance satisfactory to the Representative to the effect that no facts have come to the attention of such counsel which lead them to believe that: (a) the Registration Statement, at the time such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except as to financial or statistical data contained in the Registration Statement); (b) the Prospectus, as of its date and as of the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (c) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Depositor prior to the Closing Date contained, as of the time it became effective or was filed with the Commission, as the case may be, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                                                       Exhibit B



                             Opinions of Counsel to
                                   the Trustee
                                   -----------


                  (1) The Trustee is a banking corporation duly organized, validly existing and in good standing under the laws of the State of New York and has the power and authority to enter into and to take all actions required of it under the Pooling and Servicing Agreement.

                  (2) The Pooling and Servicing Agreement has been duly authorized, executed and delivered by the Trustee and the Pooling and Servicing Agreement constitutes the legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability thereof may be limited by (A) bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, as such laws would apply in the event of a bankruptcy, insolvency or reorganization or similar occurrence affecting the Trustee, and
(B) general principles of equity regardless of whether such enforcement is sought in a proceeding at law or in equity.

                  (3) No consent, approval, authorization or other action by any governmental agency or body or other tribunal is required on the part of the Trustee in connection with its execution and delivery of the Pooling and Servicing Agreement or the performance of its obligations thereunder.

                  (4) The Certificates have been duly executed, authenticated and delivered by the Trustee.

                  (5) The execution and delivery of, and performance by the Trustee of its obligations under, the Pooling and Servicing Agreement do not conflict with or result in a violation of any statute or regulation applicable to the Trustee, or the charter or bylaws of the Trustee, or to the best knowledge of such counsel, any governmental authority having jurisdiction over the Trustee or the terms of any indenture or other agreement or instrument to which the Trustee is a party or by which it is bound.

                                      b-1